

GLACIER BANCORP, INC.
Montana, Idaho, Utah, Washington, Wyoming, Colorado & Arizona

GLACIER BANCORP, INC.

Acquisition of

First Security Bank

October 26, 2017

Forward-Looking Statements

This presentation may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about the Company's plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "should," "projects," "seeks," "estimates," or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company's control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results (express or implied) or other expectations in the forward-looking statements, including those set forth in this presentation: 1) the risks associated with lending and potential adverse changes of the credit quality of loans in the Company's portfolio; 2) changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System or the Federal Reserve Board, which could adversely affect the Company's net interest income and profitability; 3) legislative or regulatory changes, including increased banking and consumer protection regulation that adversely affect the Company's business; 4) ability to complete pending or prospective future acquisitions, limit certain sources of revenue, or increase cost of operations; 5) costs or difficulties related to the completion and integration of acquisitions; 6) the goodwill the Company has recorded in connection with acquisitions could become impaired, which may have an adverse impact on earnings and capital; 7) reduced demand for banking products and services; 8) the reputation of banks and the financial services industry could deteriorate, which could adversely affect the Company's ability to obtain (and maintain) customers; 9) competition among financial institutions in the Company's markets may increase significantly; 10) the risks presented by continued public stock market volatility, which could adversely affect the market price of the Company's common stock and the ability to raise additional capital or grow the Company through acquisitions; 11) the projected business and profitability of an expansion or the opening of a new branch could be lower than expected; 12) consolidation in the financial services industry in the Company's markets resulting in the creation of larger financial institutions which may have greater resources could change the competitive landscape; 13) dependence on the CEO, the senior management team and the Presidents of Bank divisions; 14) potential interruption or breach in security of the Company's systems and technological changes which could expose us to new risks (e.g., cybersecurity), fraud or system failures; 15) natural disasters, including fires, floods, earthquakes, and other unexpected events; 16) the Company's success in managing risks involved in the foregoing; and 17) the effects of any reputational damage to the Company resulting from any of the foregoing. Please take into account that forward-looking statements speak only as of the date of this presentation. Given the described uncertainties and risks, the Company cannot guarantee its future performance or results of operations and you should not place undue reliance on these forward-looking statements. The Company does not undertake any obligation to publicly correct, revise, or update any forward-looking statement if it later becomes aware that actual results are likely to differ materially from those expressed in such forward-looking statement, except as required under federal securities laws.

Transaction Overview

- Glacier Bancorp, Inc. will acquire Inter-Mountain Bancorp., Inc. ("Inter-Mountain"), the bank holding company for First Security Bank ("First Security"), a community bank based in Bozeman, Montana
  - First Security is the largest bank headquartered in the Bozeman area with $1 billion in total assets
  - Glacier's 20th acquisition since 2000 and its ninth announced transaction in the past five years
- Pricing metrics, deal structure, and conservative assumptions reflective of Glacier's disciplined approach to acquisitions
- All stock transaction (4,654,151 Glacier shares) with Inter-Mountain shareholders receiving 22.841 shares of Glacier common stock for each share of Inter-Mountain stock
  - Based on the closing price of $37.26 for Glacier shares on October 26, 2017, the transaction would result in an aggregate value of $173.4 million
- Leverages the First Security brand in Bozeman and presence in the northern markets
  - Big Sky Western Bank, Glacier's existing Bozeman-based banking division, will combine with the First Security Bank Bozeman area locations and operate as a new Glacier banking division, First Security Bank of Bozeman
    - Combination leverages the highly respected 100 year old First Security brand and significantly strengthens Glacier's presence in the Bozeman area
  - The agriculture-focused northern branches of First Security Bank will combine with Glacier's First Bank of Montana banking division and will operate as First Bank of Montana
    - Combination creates a commanding presence in the fertile high quality northern markets
- Transaction provides scale to mitigate additional expenses from crossing $10 billion in assets
  - Glacier plans to add approximately $1.5 billion in assets in early 2018 by closing Collegiate Peaks and First Security in 1Q 2018
  - Low risk approach to scaling above $10 billion by expanding in proven markets with high quality assets

Glacier is a "Company of Banks"


North Cascades Bank
Glacier Bank
First Security Bank
First Bank of Montana
www.1stbmt.com
First Security Bank
First Security Bank
Big Sky Western Bank
Division of Glacier Bank
Mountain West Bank
Valley Bank of Helena
Division of Glacier Bank
Citizens Community Bank
A Friend You Can Talk To
Western Security Bank
First Bank of Wyoming
Where YOU are FIRST!
First State Bank
Your First Choice in Banking
Collegiate Peaks Bank
Bank of the San Juans
Foothills Bank
Division of Glacier Bank
WA
MT
ID
WY
UT
CO
AZ

Note: Collegiate Peaks Bank transaction is pending

Inter-Mountain Bancorp / First Security Bank

First Security Bank

- Founded in 1919; headquartered in Bozeman, Montana, with branch locations in two distinct markets
  - Bozeman area: Bozeman, Belgrade, Big Sky, Three Forks and West Yellowstone
  - Northern area: Choteau, Fairfield, Fort Benton and Vaughn (LPOs in Chester and Havre)
- Market leader in most of the communities in which it operates
- Regional economies tied to technology, agriculture, healthcare, tourism and education
- Diversified loan portfolio with 28% of loans in CRE, 27% in agriculture and farmland, and 11% in C&I(4)
- Solid asset quality with NPAs/ assets(3) of 0.31% and nonaccrual loans/ gross loans of 0.44%
- Excellent core deposit base with 33% non-interest bearing deposits and 0.11% average cost of funds (2017 YTD)

First Security Bank Financial Overview (9/30/2017)

($000s)	
Total Assets	1,009,623
Gross Loans (Incl. HFI & HFS)	657,626
Total Deposits	873,572
Noninterest-Bearing Deposits	291,549
Total Equity(1)	93,327
Tangible Common Equity(1)	75,110
TCE Ratio(1)	7.58%
LTM ROAA (9/30/2017)(1)(2)	0.95%
Non-Performing Assets/ Total Assets(3)(4)	0.31%
Non-Accrual Loans / Gross Loans(4)	0.44%
Loan Loss Reserve / Gross Loans	1.79%
Loans / Deposits	75.3%
Year Established	1919
# of Employees (FTE)(4)	192
# of Branches	11

First Security Bank Locations



Cut Bank
Havre
Saco
Malta
Glasgow
Scobey
Plentywood
Wolf Point
Sidney
Choteau
Great Falls
MONTANA
Lewistown
Glendive
Missoula
Helena
UNITED STATES
Terry
Miles City
White Sulphur Springs
Hysham
Anaconda
Butte
Forsyth
Bozeman
Billings
Red Lodge
Bozeman area locations
Northern area locations

Source: First Security Bank financial data as of 9/30/2017, unless otherwise noted

(1) Financials for Inter-Mountain Bancorp.

(2) Adjusted for S-Corp status using 35% tax rate

(3) NPAs excluding restructured loans

(4) Bank level call report data as of 6/30/2017

Attractive Operating Markets

Bozeman Area

- Approximately 75% of First Security's total assets are in the area
- Bozeman is the fourth-fastest growing *micropolitan area* in the U.S.A. by growth rate and fastest in terms of absolute population gain
- Gallatin County has been one of the fastest growing counties in the West over the last decade; population has doubled since 1990
  - Gallatin County population is projected to grow 9.2% from 2018 to 2023
- Local economy is tied to technology, healthcare, education and tourism
  - The Gallatin area is home to some of the best skiing in North America with Big Sky and Bridger Bowl ski areas
  - Yellowstone National Park is located 90 minutes south of Bozeman (reported a record 4.3 million visitors in 2016)
  - Situated as the high-tech center of the state
- Montana State University is the largest university in the state with a record 16,440 students in 2016





Northern Area

- Approximately 25% of First Security's total assets are in the area
- Teton and Chouteau County are located in the heart of the Golden Triangle, an area know for high quality agriculture production
- Total market value of crop and livestock sales reached $330 million in 2012, up 33% from 2007
- Teton County has historically been the largest Malt Barley producing county in the state
  - Fairfield is the Malting Barley Capital of the World and is supplied by Greenfield Irrigation District which provides irrigation to 83,000 acres in the surrounding area
  - Both Anheuser-Busch and MillerCoors have operations in the region and purchase nearly two-thirds of the barley grown in northcentral Montana
- Chouteau County has historically been the largest Winter Wheat producing county in the state
  - Produced ~19.5 million bushels of winter wheat in 2015
  - Fertile region produces exceptionally high protein wheat that is commonly exported overseas





Sources: SNL Financial, Nielsen, USDA, MSU, NPCA, Great Falls Tribune, Fairfield Chamber of Commerce and Bozeman Daily Chronicle

Strategic Rationale

- **Acquisition fits perfectly with our long-term strategy of buying good banks in good markets with good people**
  - **Well-managed bank with solid core earnings, robust asset quality and long operating history**
- **Lower execution risk by bolting-on First Security to established and successful Glacier banking divisions with strong management**
- **Solidify a presence in a market area that is projected to continue to be one of the strongest markets in the West for many years**
  - **Population in Gallatin County is projected to increase 9.2% from 2018 to 2023**
- **Transaction provides scale to mitigate additional expenses from crossing $10 billion in assets mark**
  - **Planning to close Collegiate Peaks and First Security in 1Q 2018, which will add approximately $1.5 billion in assets**
  - **Low risk approach to scaling above $10 billion by expanding in proven markets with high quality assets**



Seattle
WASHINGTON
Walla Walla
Portland
OREGON
IDAHO
Boise
Helena
Billings
Bismarck
WYOMING
Cheyenne
Reno
NEVADA
Stockton
UTAH
Denver
Colorado Springs
Fresno
St. George
CALIFORNIA
Las Vegas
Bakersfield
Santa Fe
Las Vegas
Albuquerque
NEW MEXICO
ARIZONA
Phoenix
San Diego
Tucson
BAJA CALIFORNIA
Inter-Mountain Branch
Inter-Mountain LPO
GBCI Branch

Sources: SNL Financial and Nielsen
Note: Map is pro forma for pending acquisitions

Financial Benefits

- Immediately accretive to EPS
- Immediately accretive to tangible book value per share
- Approximately 15% implied internal rate of return
- Glacier adds more than $600 million in high quality loans - further diversifying Glacier's loan portfolio
  - Loan portfolios are in market areas that Glacier knows well
  - 5.26% average yield on loans (2017 YTD)
- Glacier adds over $800 million in core deposits
  - 33% of deposits are non-interest bearing
  - 0.11% average cost of funds (2017 YTD)

Source: First Security Bank financial data as of 9/30/2017

Transaction Overview and Assumptions

Transaction Value[(1)]	▪ $173.4 million[(1)]
Consideration Mix	▪ 100% in GBCI common stock (4,654,151 shares) ▪ IMB shareholders will receive 22.841 shares of GBCI common stock for each share
Collars	▪ Fixed exchange ratio with collars set between $28.07 to $42.11
Loan Marks	▪ 2.50% gross loan mark
Other Fair Value Marks	▪ 10.00% OREO discount ▪ $3.5 million (12.6%) fixed asset write-up
Core Deposit Intangible	▪ 1.50%
Transaction Costs[(2)]	▪ One-time transaction costs of $6.6 million
Estimated Cost Savings[(3)]	▪ 23.6% ($6.6 million in 2019) of IMB's non-interest expense ▪ Cost savings 37.5% realized in 2018 and 100% realized in 2019
Minimum Tangible Common Equity	▪ $73.5 million at closing ▪ Excess capital to be paid out to IMB shareholders prior to closing

(1) Based on the closing price of $37.26 for Glacier shares on October 26, 2017
(2) Including employment and benefits plan costs, data processing conversion costs and penalties, and combined professional and advisory fees
(3) Includes only specific itemized cost saves that parties have identified for reduction or elimination following closing of the transaction

Transaction Multiples and Pro Forma Impact

	Price at LOI ($35.09)	October 26, 2017 ($37.26)
Price / Tangible Book Value (9/30/17)	217.4%	230.9%
Price / LTM Earnings (9/30/17)[(1)]	17.5x	18.5x
Price / Forecasted 2017 Earnings[(2)]	17.3x	18.4x
Expected 2018 EPS Accretion[(3)]	Approximately 0.8%	Approximately 0.8%
Expected 2019 EPS Accretion[(3)]	Approximately 2.9%	Approximately 2.9%
Expected 2020 EPS Accretion[(3)]	Approximately 3.2%	Approximately 3.2%
TBV Payback Period	NA (accretive to TBV by $0.02 at closing)	NA (accretive to TBV by $0.02 at closing)
Implied IRR	15%+	Approximately 15%

Note: Inter-Mountain Bancorp. data as of 9/30/2017
(1) Calculated last twelve months' earnings based on 9/30/2017 data; adjusted for S-Corp status using 35% tax rate
(2) Based on forecasted 2017 earnings from Inter-Mountain management; adjusted for S-Corp status using 35% tax rate
(3) Excluding one-time transaction costs and assuming 100% realization of estimated cost-saves in 2019

Concluding Observations

- The First Security acquisition continues Glacier's tradition of adding high quality regional banks that fit the Glacier community banking model
- Pricing metrics, deal structure, and conservative assumptions reflective of Glacier's disciplined approach to acquisitions
  - Conservative cost saving assumptions recognized over a two-year period
  - Immediately accretive to both earnings per share and tangible book value per share
- Unique opportunity for an attractive in-market expansion in Glacier's core historical footprint
  - Bozeman is a premier growth market in the Western U.S.
  - Northern area provides access to the highest quality agriculture markets in the state
- First Security Bank management and staff provides Glacier with additional lending talent, deep market knowledge, and strong customer relationships
- Under the Glacier structure, First Security employees will be able to focus even greater attention on customers and community
- Transaction provides scale to mitigate additional expenses from crossing $10 billion in assets mark
- Transaction will enhance GBCI's long-term track record of creating shareholder value



GLACIER BANCORP, INC.
Montana, Idaho, Utah, Washington, Wyoming, Colorado & Arizona